F I L E D
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 0 1, 1990

JANICE SUE DEL PAPA SECRETARY OF STATE
/S/JANICE SUE DEL PAPA


                          ARTICLES OF INCORPORATION

                                     OF

                               WOODIE III, INC.

KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, natural persons of the age of 21 years, or more,

acting as incorporators of a corporation under the Nevada  Business  Corporation

Act, adopt the following Articles of Incorporation for such corporation:


                          ARTICLE I - NAME

         The name of the Corporation shall be Woodie III, Inc.


                        ARTICLE II - DURATION

         The period of its duration shall be perpetual, unless dissolved or terminated according to law.


                  ARTICLE III - CORPORATE PURPOSES

         The general purposes and objects for which the corporation is organized are:

         a. The primary purpose of the corporation is to engage in the activity of general business, investments, research & development, manufacturing and real estate development.

         b. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of anyone or more of the subjects herein enumerated, or which may at anytime appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

         c. The foregoing clauses shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the State of Nevada; and it is the intention that the purposes, objects and powers specified in each of the paragraphs shall be considered as independent objects and powers.


                  ARTICLE IV - SHARES OF STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $5,000.00.

         There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

         Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.


                 ARTICLE V - STOCK RESTRICTIONS

         All shares of stock in the company are assignable and any stockholder may sell, assign and transfer his shares and certificates of stock at pleasure except that no such transfer, sale or assignment shall be valid unless and until it shall have been entered upon the books of the company and the old certificate or certificates shall have been surrendered for cancellation to the secretary and a new certificate or certificates issued in lieu of the same.


                 ARTICLE VI - COMMENCING BUSINESS

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars (1,000.00) has been received for the issuance of shares.


                  ARTICLE VII - REGISTERED AGENT AND OFFICE

         The name and post office address of its initial registered agent is David Meadow, 6221 Bullion St., Las Vegas, NV 89103.

         The post office address of its initial principal office is 6221 Bullion St., Las Vegas, NV 89103.


                         ARTICLE VIII - DIRECTORS

         That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

              The number of directors shall not be less than three (3) nor more than seven (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.

              Directors shall be elected at the annual meeting of the stockholders of this corporation and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

              A majority of the entire  number of  directors,  but not less than
              (2), shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise the corporate powers of the corporation.

              Such officers shall consist of:

                  (a)      President;

                  (b) One or more Vice  Presidents  as shall be  provided by the bylaws or the board of directors;

                  (c)      A Secretary:

                  (d) A  Treasurer - may be held by  officers  who  concurrently hold another office.

              Such officers shall be elected annually by the board of directors and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

              Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.


                                  ARTICLE IX

         That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:

PRESIDENT & CHAIRMAN OF THE BOARD:          Woody Porter
                                        709 North Main St.
                                        Las Vegas, NV 89101


VICE PRESIDENT & DIRECTOR:                 Jeff W. Bradley
                                        3438 East Hacienda # B
                                          Las Vegas, NV 89119


SECRETARY/TREASURER & DIRECTOR:              David Meadow
                                           6221 Bullion St.
                                          Las Vegas, NV 89103


                    ARTICLE X - SHAREHOLDER LIABILITY

         That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of the corporation.


                        ARTICLE XI - INCORPORATORS

The name and address of each incorporator is:

                               Woody Porter
                            709 North Main St.
                           Las Vegas, NV 89101

                            Jeff W. Bradley
                        1438 East Hacienda #B
                         Las Vegas, NV 89119


                             David Meadow
                           6221 Bullion St.
                          Las Vegas, NV 8910


                     ARTICLE XII - 1244 STOCK

         Shares of stock of this corporation authorized and issued pursuant to these Articles of Incorporation within two (2) years from the date of incorporation are, for the purpose of the Internal Revenue Code, authorized and issued in compliance with and as prescribed by Section 1244 of the Internal Revenue Code of 1954, as amended shall be known as "Section 1244 Stock".


              ARTICLE XIII - DIRECTORS' AND OFFICERS' CONTRACTS

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors, are present at the meeting of the board of directors or a committee thereof, which authorizes, approves or ratifies such contracts or transaction, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director: or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent: or, (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.


         IN WITNESS WHEREOF, the said parties, incorporators hereof, have hereunto subscribed their names this /S/9TH day of /S/JULY , 1990.


                                               /S/WOODY PORTER
                                               ---------------
                                                 Woody Porter

                                               /S/JEFF W. BRADLEY
                                               ------------------
                                                  Jeff W. Bradley

                                               /S/DAVID MEADOWS
                                               ----------------
                                                  David Meadows


STATE OF NEVADA            )
                           ):
COUNTY OF CLARK            )


SUBSCRIBED AND SWORN to before me by

This day of /S/9TH day of /S/JULY 1990.

My Commission Expires:
                                               /S/SUSAN OWENS
                                               --------------
                                                  Susan Owens
                                                NOTARY PUBLIC
                                      Residing in Las Vegas, Nevada

         NOTARY PUBLIC
County of Clark State of Nevada
         SUSAN OWENS
My Appointment Expires Aug. 28, 1990